SUPPLEMENT TO OFFERING CIRCULAR
                             DATED OCTOBER 22, 1996

                                       OF

                              AUTOLEND GROUP, INC.
                           (FORMERLY CAPX Corporation)

                                  AMENDING THE
                                OFFER TO EXCHANGE
                           SHARES OF COMMON STOCK AND
                   14% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                      FOR ALL OUTSTANDING 9.5% CONVERTIBLE
                 SUBORDINATED DEBENTURES DUE SEPTEMBER 19, 1997

                        THE EXCHANGE OFFER WILL EXPIRE AT
               5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 20, 1996
                    (THE "EXPIRATION DATE"), UNLESS EXTENDED.



         The purpose of this Supplement is to amend the Offering Circular, dated October 22, 1996 (together with this Supplement, the "Offering Circular"), of AutoLend Group, Inc, formerly CAPX Corporation (the "Company"), relating to the Company's offer, upon the terms and subject to the conditions set forth in the Offering Circular and in the Letter of Transmittal previously distributed (which together constitute the "Exchange Offer"), to exchange one Unit for each $1,000 principal amount of the Company's 9.5% Convertible Subordinated Debentures Due September 19, 1997 (the "Debentures"). As amended, each Unit consists of: (i) 200 shares of the Company's Common Stock, par value $.002 per share ("Common Stock"), and (ii) such number of shares of the Company's 14% Cumulative Convertible Preferred Stock, par value $.002 per share ("Preferred Stock"), as shall have an aggregate value, on the basis of the Stated Amount of $100 per share of Preferred Stock, equal to the difference between $1,000 and the market price for the 200 shares of Common Stock included as part of the Unit, calculated on the Expiration Date. Prior to the amendment to the Exchange Offer, 100 shares of Common Stock, rather than 200 shares of Common Stock was to be included in each Unit. Based upon the average of the closing bid and asked prices of the Common Stock of $1.00 per share on November 1, 1996, eight shares of Preferred Stock would be issued as part of each Unit. No fractional shares of Common Stock or Preferred Stock will be issued in the Exchange Offer. Fractional shares will be rounded up to the next whole share of Common Stock or Preferred Stock, at the discretion of the Company. Interest accrued but not paid on the Debentures through the Expiration Date will be cancelled by the Company upon acceptance of the Debentures for exchange.

         Other than the increase in the number of shares of Common Stock to be included in each Unit, all of the other terms of the Exchange Offer as set forth in the Offering Circular and Letter of Transmittal remain the same, including, but not limited to, the Expiration Date. The Exchange Offer is subject to certain conditions; however, the Exchange Offer is not conditioned on the valid tender of a minimum percentage of principal amount of Debentures in the Exchange Offer. See "The Exchange Offer -- Conditions of the Exchange Offer" in the Offering Circular. Holders of Debentures not tendered for exchange pursuant to the Exchange Offer will continue to have all of the existing rights granted the Debentures.

         In connection with occurrence of the Event of Default on October 19, 1996 in respect of the Debentures as a result of the Company failing to pay interest on the Debentures when due, four holders of the Company's Debentures filed an Involuntary Petition in Bankruptcy against the Company in the United States Bankruptcy Court, District of New Mexico, on November 1, 1996, alleging that the Company is generally not paying its debts as they become due. The Company denies the allegation and has filed an answer in the Bankruptcy Court in an effort to have the petition dismissed. The Company is paying all of its debts as they become due but, as disclosed in the Offering Circular, has not paid the interest on the Debentures because the Company is engaged in the Exchange Offer, the effect of which is to exchange all principal amount outstanding of Debentures, together with accrued interest thereon, in exchange for Units.

         The Company expressly reserves the right to extend the period of the Exchange Offer, to terminate the Exchange Offer or to otherwise amend the Exchange Offer in any respect, subject to the terms set forth in the Offering Circular as supplemented hereby. See "The Exchange Offer -- Extension of the Exchange Offer Period; Termination; Amendments" in the Offering Circular.

            NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY
                RECOMMENDATION TO ANY HOLDER OF DEBENTURES AS TO
                        WHETHER TO TENDER OR REFRAIN FROM
                         TENDERING ANY DEBENTURES. EACH
                 HOLDER OF DEBENTURES MUST MAKE HIS OWN DECISION
                   AS TO WHETHER TO ACCEPT THE EXCHANGE OFFER,
            AND IF SO, THE PRINCIPAL AMOUNT OF DEBENTURES TO TENDER.

         For a discussion of certain risks in connection with the Exchange Offer, see "Risk Factors" commencing on page 12 of the Offering Circular.

                            --------------------

           THIS TRANSACTION AND THE SECURITIES OFFERED HEREBY HAVE NOT
               BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION. NEITHER THE SECURITIES AND EXCHANGE
                 COMMISSION NOR ANY STATE SECURITIES COMMISSION
                   HAS PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THES OFFERING CIRCULAR. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Supplement is November 7, 1996

         This Offering Circular does not constitute an offer or solicitation by the Company or any other person for the exchange of any securities other than the securities covered by the Offering Circular. The Exchange Offer is not being made to, and tenders will not be accepted from or on behalf of, holders of Debentures in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, in its sole discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and to extend the Exchange Offer to holders of Debentures in such jurisdiction.

         No person has been authorized to make any recommendation on behalf of the Company as to whether holders of Debentures should tender their Debentures pursuant to the Exchange Offer.

         No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained herein or in the letter of transmittal. If given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this offering circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

         The Company is making the Exchange Offer in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) thereof. The Company, therefore, will not pay any commission or remuneration to any broker, dealer, salesman or other person for soliciting tenders of Debentures. Regular employees of the Company may solicit exchanges from the holders of the Debentures, but such employees will not receive additional compensation therefor.



                  SELECTED FINANCIAL AND PRO FORMA INFORMATION

         The following tables show the pro forma effects the Exchange Offer would have had on the Company for the fiscal year ended March 31, 1996 and at and for the three months ended June 30, 1996 if the percentage of principal amount of Debentures outstanding as specified in the tables below had been exchanged on such date or on the first day of said periods, based upon the assumptions set forth below. Reference is made to the historical audited consolidated financial information of the Company set forth in its Annual Report on Form 10-K for the year ended March 31, 1996, to the historical unaudited consolidated financial information of the Company set forth in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and to the unaudited pro forma condensed consolidated financial statements of the Company, giving effect to the sale of IAP pursuant to the Stipulation, set forth in its Current Report on Form 8-K dated September 18, 1996, which Form 10-K, Form 10-Q and Form 8-K are incorporated by reference herein and included as Exhibits "A," "B" and "C," respectively. The historical financial information set forth in the tables below is derived from the Current Report on Form 8-K dated September 18, 1996 and gives effect to the sale of IAP as if it had occurred on or as of the dates indicated below.

                              AUTOLEND GROUP, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1996
                                   (UNAUDITED)



===================================================================================================================================
                                                                                50% EXCHANGE                       100% EXCHANGE
------------------------------------------------------------------------------------------------------------------------------------
                                                                           PROFORMA       RESULTING        PROFORMA     RESULTING
                                                          HISTORICAL       ADJUSTMENT      PROFORMA       ADJUSTMENTS    PROFORMA
------------------------------------------------------------------------------------------------------------------------------------
Assets:
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                 $ 9,726,984                      $9,726,984                  $ 9,726,984
Securities available for sale                               1,175,000                       1,175,000                    1,175,000
Accounts Receivable - matured insurance policies              148,102                         148,102                      148,102
------------------------------------------------------------------------------------------------------------------------------------
Installment contracts receivable - gross                  $10,062,914                     $10,062,914                  $10,062,914
Collateral owned - gross                                      819,268                         819,268                      819,268
Allowance for credit losses                                (3,020,776)                     (3,020,776)                  (3,020,776)
                                                          -----------                     -----------                  -----------
Installment contracts receivables - Net                    $7,861,406                      $7,861,406                   $7,861,406
------------------------------------------------------------------------------------------------------------------------------------
Purchased insurance policies, face value of $2,126,198      1,462,583                       1,462,583                    1,462,583
Accrued interest receivable on investments                      5,535                           5,535                        5,535
Fixed assets, less accumulated depreciation of $147,770       323,361                         323,361                      323,361
Unamortized debenture issuance costs, net                     295,987        (147,994)(a)     147,994       (295,987)(a)         0
Pre-paid consulting fees                                      420,000                         420,000                      420,000
Other                                                         376,224                         376,224                      376,224
                                                              -------                         -------                      -------
   Total Assets                                           $21,795,182       ($147,994)    $21,647,189      ($295,987)  $21,499,195
                                                          -----------        ---------    -----------       ---------  -----------
------------------------------------------------------------------------------------------------------------------------------------
Liabilities:
------------------------------------------------------------------------------------------------------------------------------------
Accounts payable & accrued liabilities                     $1,090,848        $ 50,000(b)   $1,140,848       $ 50,000(b) $1,140,848
Accrued acquisition costs                                     656,542                         656,542                      656,542
Accrued debenture interest expense                          1,635,057        (817,529)(c)     817,529     (1,635,057)(c)         0
Convertible debentures, at face value                      22,050,000     (11,025,000)(d)  11,025,000    (22,050,000)(d)         0
                                                           ----------     ------------     ----------   ------------    ----------
   Total Liabilities                                      $25,432,447    ($11,792,529)    $13,639,919   ($23,635,057)   $1,797,390
                                                          -----------    -------------    -----------   ------------    ----------








------------------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity
------------------------------------------------------------------------------------------------------------------------------------
Preferred stock, $0.002 par value                                  $0           $176 (e)          $176          $353 (e)       $353
Common stock, $0.002 par value                                  9,269          4,410 (f)        13,679         8,820 (f)     18,089
Additional paid-in capital                                  5,946,904     21,145,414 (g)    27,092,318    42,290,827 (g) 48,237,731
Accumulated deficit                                        (9,593,438)    (9,505,465)(h)   (19,098,903)  (18,960,930)(h)(28,554,368)
                                                          -----------    -----------       -----------   -----------    -----------
   Total Stockholders' Equity                             ($3,637,265)   $11,644,535        $8,007,270   $23,339,070    $19,701,805
                                                         ------------    -----------        ----------   -----------    -----------

   Total Liabilities and Stockholders' Equity             $21,795,182      ($147,994)      $21,647,189     ($295,987)   $21,499,195
                                                         ------------    -----------        ----------   -----------    -----------
------------------------------------------------------------------------------------------------------------------------------------
Stock share data:
------------------------------------------------------------------------------------------------------------------------------------
Preferred stock, weighted average
  number of shares outstanding                                      0         88,200            88,200       176,400       176,400
Common stock, weighted average
  number of shares outstanding                              4,634,530      2,205,000         6,839,530     4,410,000     9,044,530
Book value per share of common                                 ($0.78)           n/a             $1.17           n/a         $2.18
------------------------------------------------------------------------------------------------------------------------------------
Assumptions:
------------------------------------------------------------------------------------------------------------------------------------
Assumed proportion of Debentures tendered                                         50%                            100%
Assumed number of shares Common Stock per Unit                                   200                             200
Assumed price per share of Common Stock                                        $1.00                           $1.00
Assumed number of shares of Preferred Stock per Unit                             8.0                             8.0
====================================================================================================================================

                              AUTOLEND GROUP, INC.
                     PRO FORMA CONSOLIDATED INCOME STATEMENT
                        FOR THE YEAR ENDED MARCH 31, 1996
                                   (UNAUDITED)


==============================================================================================================
                                                                                       50% EXCHANGE
--------------------------------------------------------------------------------------------------------------
                                                                                PROFORMA          RESULTING
                                                          HISTORICAL           ADJUSTMENT         PROFORMA
--------------------------------------------------------------------------------------------------------------
Revenues:
Finance charges on installment contracts                   $7,808,369                            $7,808,369
Revenues from matured insurance policies                    1,326,706                             1,326,706
                                                            ---------                             ---------
     Gross Revenues                                        $9,135,075                  $0        $9,135,075
Cost of matured insurance policies                            784,848                               784,848
                                                              -------                               -------
     Net Revenues                                          $8,350,227                  $0        $8,350,227
                                                           ----------                  --        ----------
--------------------------------------------------------------------------------------------------------------
Operating Expenses:
General & Administrative expenses                          $9,768,747                            $9,768,747
Provisions for credit losses on installment contracts       8,839,461                             8,839,461
                                                            ---------                            ----------
     Total Operating Expenses                             $18,608,208                  $0       $18,608,208
                                                          -----------                           -----------
--------------------------------------------------------------------------------------------------------------
Net Operating Earnings/(Loss):                           ($10,257,981)                 $0      ($10,257,981)
                                                        -------------                  --      -------------
--------------------------------------------------------------------------------------------------------------
Other Ordinary Income & (Expense):
Interest income on investments                               $603,356                              $603,356
Realized gains on sales of marketable securities                1,137                                 1,137
Gain on sale of viatical trademarks                           300,000                               300,000
Amortization of loss on sale of viatical portfolio           (392,063)                             (392,063)
Write-off of fixed assets                                           0                                     0
Misc. other income                                             65,337                                65,337
                                                               ------                                ------
     Subtotal - Net other ordinary income                    $577,767                  $0          $577,767
Debenture and other interest expense                       (3,289,876)          1,047,375 (i)    (2,242,501)
Preferred stock interest expense                                    0          (1,234,800)(j)    (1,234,800)
Debt conversion expense - estimated transaction costs               0             (50,000)(h)       (50,000)
Debt conversion expense - unamortized debenture
     issuance costs                                                 0            (147,994)(h)      (147,994)
Debt conversion expense - GAAP value of equity
     differential                                                   0         (10,125,000)(h)   (10,125,000)
                                                          -----------         -----------       -----------
     Total - Net other ordinary expense                   ($2,712,109)       ($10,510,419)     ($13,222,528)
                                                          -----------         -----------       -----------
--------------------------------------------------------------------------------------------------------------
Income before taxes, extraordinary items and change in
     accounting principle                                $(12,970,090)       ($10,510,419)     ($23,480,509)
Income tax effect on above                                  4,935,676                   0         4,935,676
                                                          -----------        ------------      ------------
Income after taxes, but before extraordinary items and
     change in accounting principle                       ($8,034,414)       ($10,510,419)     ($18,544,833)
                                                          -----------        ------------      ------------

--------------------------------------------------------------------------------------------------------------
Impact of Discontinued Operations, Extraordinary
Items, and change in accounting principle:
Operating Loss from discontinued Subsidiary net of tax      ($146,243)                            ($146,243)
Gain on sale of Subsidiary                                    497,808                               497,808
Gain on early repayment of debt, net of tax                 7,306,970                             7,306,970
Gain on projected exchange of debt for equity                       0                  $0                 0
Cum. effect of change in accounting principle, net of tax     176,735                               176,735
                                                              -------                               -------

     Subtotal - Net extraordinary items                    $7,835,270                  $0        $7,835,270
                                                           ----------                  --        ----------
--------------------------------------------------------------------------------------------------------------
Net Income/(Loss)                                           ($199,144)       ($10,510,419)     ($10,709,536)
                                                           ----------         -----------      ------------
--------------------------------------------------------------------------------------------------------------
Stock share data:
Preferred stock, weighted average number
    of shares outstanding                                           0              88,200            88,200
Common stock, weighted average number
    of shares outstanding                                   4,634,530           2,205,000         6,839,530
Book value per share of common                                 ($0.78)                n/a             $1.17
Earnings (Loss)/share before extraordinary items               ($1.73)                n/a            ($2.71)
Earnings/(Loss) per common share                               ($0.04)                n/a            ($1.57)





=============================================================================================
                                                                  100% EXCHANGE
---------------------------------------------------------------------------------------------
                                                           PROFORMA           RESULTING
                                                          ADJUSTMENT           PROFORMA
---------------------------------------------------------------------------------------------
Revenues:
Finance charges on installment contracts                                         $7,808,369
Revenues from matured insurance policies                                          1,326,706
                                                                                  ---------
     Gross Revenues                                                   $0         $9,135,075
Cost of matured insurance policies                                                  784,848
                                                                                    -------
     Net Revenues                                                     $0         $8,350,227
                                                                      --         ----------
---------------------------------------------------------------------------------------------
Operating Expenses:
General & Administrative expenses                                                $9,768,747
Provisions for credit losses on installment contracts                             8,839,461
                                                                                  ---------
     Total Operating Expenses                                         $0        $18,608,208
                                                                                -----------
---------------------------------------------------------------------------------------------
Net Operating Earnings/(Loss):                                        $0       ($10,257,981)
                                                                      --      -------------
---------------------------------------------------------------------------------------------
Other Ordinary Income & (Expense):
Interest income on investments                                                     $603,356
Realized gains on sales of marketable securities                                      1,137
Gain on sale of viatical trademarks                                                 300,000
Amortization of loss on sale of viatical portfolio                                 (392,063)
Write-off of fixed assets                                                                 0
Misc. other income                                                                   65,337
                                                                     ---             ------
     Subtotal - Net other ordinary income                             $0           $577,767
Debenture and other interest expense                           2,094,750 (i)     (1,195,128)
Preferred stock interest expense                              (2,469,600)(j)     (2,469,600)
Debt conversion expense - estimated transaction costs            (50,000)(h)        (50,000)
Debt conversion expense - unamortized debenture
     issuance costs                                             (295,987)(h)       (295,987)
Debt conversion expense - GAAP value of equity
     differential                                            (20,250,000)(h)    (20,250,000)
                                                            ------------        -----------
     Total - Net other ordinary expense                     ($20,970,837)      ($23,682,946)
                                                            ------------        -----------
---------------------------------------------------------------------------------------------
Income before taxes, extraordinary items and change in
     accounting principle                                   ($20,970,837)      ($33,940,927)
Income tax effect on above                                             0          4,935,676
                                                             -----------          ---------
Income after taxes, but before extraordinary items and
     change in accounting principle                         ($20,970,837)      ($29,005,251)
                                                            ------------       ------------

---------------------------------------------------------------------------------------------
Impact of Discontinued Operations, Extraordinary
Items, and change in accounting principle:
Operating Loss from discontinued Subsidiary net of tax                            ($146,243)
Gain on sale of Subsidiary                                                          497,808
Gain on early repayment of debt, net of tax                                       7,306,970
Gain on projected exchange of debt for equity                         $0                  0
Cum. effect of change in accounting principle, net of tax                           176,735
                                                                                    -------
     Subtotal - Net extraordinary items                               $0         $7,835,270
                                                                      --         ----------
---------------------------------------------------------------------------------------------
Net Income/(Loss)                                           ($20,970,837)      ($21,169,981)
                                                            ------------       ------------
---------------------------------------------------------------------------------------------
Stock share data:
Preferred stock, number of shares outstanding                    176,400            176,400
Common stock number of shares outstanding                      4,410,000          9,044,530
Book value per share of common                                       n/a              $2.18
Earnings (Loss)/share before extraordinary items                     n/a             ($3.21)
Earnings/(Loss) per common share                                     n/a             ($2.34)



=================================================================================================================================
                                                                              50% EXCHANGE                100% EXCHANGE
---------------------------------------------------------------------------------------------------------------------------------
                                                                       PROFORMA      RESULTING      PROFORMA      RESULTING
                                                       HISTORICAL     ADJUSTMENT     PROFORMA      ADJUSTMENT      PROFORMA
---------------------------------------------------------------------------------------------------------------------------------

Assumptions:
Assumed proportion of Debentures tendered                                          50%                          100%
Assumed number of shares of Common Stock per Unit                                 200                           200
Assumed price per share of Common Stock                                         $1.00                         $1.00
Assumed number of shares of Preferred Stock per Unit
                                                                                  8.0                           8.0
=================================================================================================================================


                              AUTOLEND GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)


===============================================================================================================
                                                                                   50% EXCHANGE
---------------------------------------------------------------------------------------------------------------
                                                                              PROFORMA           RESULTING
                                                          HISTORICAL          ADJUSTMENT          PROFORMA
---------------------------------------------------------------------------------------------------------------
Revenues:
Finance charges on installment contracts                     $616,639                              $616,639
Revenues from matured insurance policies                            0                                     0
                                                         ------------                              --------
     Gross Revenues                                          $616,639                  $0          $616,639
Cost of matured insurance policies                                  0                                     0
                                                         ------------                              --------
     Net Revenues                                            $616,639                  $0          $616,639
                                                             --------                  --          --------

---------------------------------------------------------------------------------------------------------------
Operating Expenses:
General & Administrative expenses                          $1,484,777                            $1,484,777
Provisions for credit losses on installment contracts       1,921,292                             1,921,292
                                                            ---------                            ----------
     Total Operating Expenses                              $3,406,069                  $0        $3,406,069
                                                           ----------                            ----------
---------------------------------------------------------------------------------------------------------------
Net Operating Earnings/(Loss):                            ($2,789,430)                 $0       ($2,789,430)
                                                          -----------                  --      ------------
---------------------------------------------------------------------------------------------------------------
Other Ordinary Income & (Expense):
Interest income on investments                                $22,223                               $22,223
Realized gains on sales of marketable securities                    0                                     0
Gain on sale of viatical trademarks                                 0                                     0
Amortization of loss on sale of viatical portfolio                  0                                     0
Write-off of fixed assets                                    (568,649)                             (568,649)
Misc. other income                                            126,424                               126,424
                                                              -------                               -------
     Subtotal - Net other ordinary income                   ($420,002)                 $0         ($420,002)

Debenture and other interest expense                         (537,228)            261,844 (i)      (275,384)
Preferred Stock interest expense                                    0            (308,700)(j)      (308,700)
Debt conversion expense - estimated
     transaction costs                                              0             (50,000)(h)       (50,000)
Debt conversion expense - unamortized
     debenture issuance  costs                                      0            (147,994)(h)      (147,994)
Debt conversion expense - GAAP value of
     equity differential                                            0         (10,125,000)(h)   (10,125,000)
                                                             --------         -----------       -----------
     Total - Net other ordinary expense                     ($957,230)       ($10,369,850)     ($11,327,080)
                                                             --------         -----------       -----------
---------------------------------------------------------------------------------------------------------------
Income before taxes, extraordinary items and change in
     accounting principle                                 ($3,746,660)       ($10,369,850)     ($14,116,510)

Income tax effect on above                                          0                   0                 0
                                                          -----------        ------------      ------------
Income after taxes, but before extraordinary items and
     change in accounting principle                       ($3,746,660)       ($10,369,850)     ($14,116,510)
                                                          -----------        ------------      ------------

---------------------------------------------------------------------------------------------------------------
Impact of Discontinued Operations, Extraordinary
Items, and change in accounting principle:
Operating Loss from discontinued Subsidiary net of tax      ($141,218)                            ($141,218)
Gain on sale of Subsidiary                                    497,808                               497,808
Gain on early repayment of debt, net of taxes                       0                                     0
Gain on projected exchange of debt for equity                       0                   0                 0
Cum. effect of change in accounting principle, net of tax           0                                     0
                                                                    -                                     -
     Subtotal - Net extraordinary items                      $356,590                  $0          $356,590
                                                             --------                  --          --------
---------------------------------------------------------------------------------------------------------------
Net Income/(Loss)                                         ($3,390,070)       ($10,369,850)     ($13,759,920)
                                                          -----------        ------------      ------------
---------------------------------------------------------------------------------------------------------------
Stock share data:
Preferred stock, weighted average number
     of shares outstanding                                          0              88,200            88,200
Common stock, weighted average number
     of shares outstanding                                  4,634,530           2,205,000         6,839,530
Book value per share of common                                 ($0.78)                n/a             $1.17
Earnings (Loss)/share before extraordinary items               ($0.81)                n/a            ($2.06)
Earnings/(Loss) per common share                               ($0.73)                n/a            ($2.01)




==============================================================================================
                                                                      100% EXCHANGE
----------------------------------------------------------------------------------------------
                                                                PROFORMA           RESULTING
                                                               ADJUSTMENT           PROFORMA
----------------------------------------------------------------------------------------------


Revenues:
Finance charges on installment contracts                                            $616,639
Revenues from matured insurance policies                                                   0
                                                                                    --------
     Gross Revenues                                                    $0           $616,639
Cost of matured insurance policies                                                         0
                                                                                    --------
     Net Revenues                                                      $0           $616,639
                                                                       --           --------

----------------------------------------------------------------------------------------------
Operating Expenses:
General & Administrative expenses                                                 $1,484,777
Provisions for credit losses on installment contracts                              1,921,292
                                                                                   ---------
     Total Operating Expenses                                          $0         $3,406,069
                                                                                  ----------
----------------------------------------------------------------------------------------------
Net Operating Earnings/(Loss):                                         $0        ($2,789,430)
                                                                       --       ------------
----------------------------------------------------------------------------------------------
Other Ordinary Income & (Expense):
Interest income on investments                                                       $22,223
Realized gains on sales of marketable securities                                           0
Gain on sale of viatical trademarks                                                        0
Amortization of loss on sale of viatical portfolio                                         0
Write-off of fixed assets                                                           (568,649)
Misc. other income                                                                   126,424
                                                                                     -------
     Subtotal - Net other ordinary income                              $0          ($420,002)

Debenture and other interest expense                              523,688 (i)        (13,541)
Preferred Stock interest expense                                 (617,400)(j)       (617,400)
Debt conversion expense - estimated
     transaction costs                                            (50,000)(h)        (50,000)
Debt conversion expense - unamortized
     debenture issuance  costs                                   (295,987)(h)       (295,987)
Debt conversion expense - GAAP value of
     equity differential                                      (20,250,000)(h)    (20,250,000)
                                                              -----------        -----------

     Total - Net other ordinary expenses                     ($20,689,700)      ($21,646,930)
                                                             ------------       ------------
----------------------------------------------------------------------------------------------
Income before taxes, extraordinary items and change in
     accounting principle                                    ($20,689,700)      ($24,436,360)
Income tax effect on above                                              0                  0
                                                             ------------       ------------
Income after taxes, but before extraordinary items and
     change in accounting principle                          ($20,689,700)      ($24,436,360)
                                                             ------------       ------------

----------------------------------------------------------------------------------------------
Impact of Discontinued Operations, Extraordinary
Items, and change in accounting principle:
Operating Loss from discontinued Subsidiary net of tax                             ($141,218)
Gain on sale of Subsidiary                                                           497,808
Gain on early repayment of debt, net of taxes                                              0
Gain on projected exchange of debt for equity                          $0                  0
Cum. effect of change in accounting principle, net of tax                                  0
                                                                                           -
     Subtotal - Net extraordinary items                                $0           $356,590
                                                                       --           --------
----------------------------------------------------------------------------------------------
Net Income/(Loss)                                            ($20,689,700)       ($24,079,770)
                                                              -----------       -------------
----------------------------------------------------------------------------------------------
Stock share data:
Preferred stock, weighted average number
     of shares outstanding                                        176,400            176,400
Common stock, weighted average number
     of shares outstanding                                      4,410,000          9,044,530
Book value per share of common                                        n/a              $2.18
Earnings (Loss)/share before extraordinary items                      n/a             ($2.70)
Earnings/(Loss) per common share                                      n/a             ($2.66)




====================================================================================================================================
                                                                             50% EXCHANGE                     100% EXCHANGE
------------------------------------------------------------------------------------------------------------------------------------
                                                                      PROFORMA        RESULTING       PROFORMA       RESULTING
                                                       HISTORICAL    ADJUSTMENT        PROFORMA       ADJUSTMENT      PROFORMA
------------------------------------------------------------------------------------------------------------------------------------
Assumptions:
Assumed proportion of Debentures tendered                                         50%                              100%
Assumed number of shares of Common Stock per Unit                                200                               200
Assumed price per share of Common Stock                                        $1.00                             $1.00
Assumed number of shares of Preferred Stock per Unit                             8.0                               8.0
====================================================================================================================================


                    Notes to Selected Pro Forma Information


(1) Basis of Presentation

     The accompanying pro forma consolidated balance sheet as of June 30, 1996 has been prepared as if the Exchange Offer has been completed on June 30, 1996. The pro forma consolidated income statement for the three months ended June 30, 1996 has been prepared as if the Exchange Offer had been completed on April 1, 1996. The pro forma consolidated income statement for the year ended March 31, 1996 has been prepared as if the Exchange Offer had been completed on April 1, 1995. The pro forma financial information should be read in conjunction with the financial statements and related notes set forth in Exhibits A, B and C in this Offering Circular.


(2) Pro Forma Adjustments

     The pro forma adjustments necessary to reflect the pro forma consolidated balance sheet are discussed below.

(a) To record the write off of the remaining unamortized Debenture issuance costs related to the Debentures exchanged.

(b)  To record the accrual of the expenses related to the exchange.

(c) To record a reduction in accrued interest related to the Debentures exchanged.

(d)  To record the retirement of the Debentures pursuant to the exchange.

(e)  To record the par value of the Preferred Stock issued in the exchange.

(f)  To record the par value of the Common Stock issued in the exchange.

(g)  To record the following adjustments to additional paid-in-capital:

                                              50% exchange       100% exchange
                                              ------------       -------------
     To record the premium over par value
      of the Preferred Stock issued            $8,819,824         $17,639,647
     To record the premium over par value
      of the Common Stock issued                2,200,590           4,401,180
     To record the fair value of the Preferred
      Stock and Common Stock issued in the
      exchange in excess of the fair value of
      the Common Stock issuable pursuant to
      the original conversion terms of the
      Debentures                               10,125,000          20,250,000
                                              -----------         -----------
                                              $21,145,414         $42,290,827
                                              ===========         ===========

(h) To record the following adjustments to retained earnings (accumulated deficit):


                                                  50% exchange   100% exchange
                                                  ------------   -------------
To record the fair value of the Preferred
 Stock and Common Stock issued in the
 exchange in excess of the fair value of
 the Common Stock issuable pursuant to
 the original conversion terms of the
 Debentures.                                       $10,125,000    $20,250,000
To record the benefit of the cancellation
 of the accrued interest on the Debentures.           (817,529)    (1,635,057)
To record the write off of the unamortized
 Debenture issuance costs.                             147,994        295,987
To record the estimated expenses related
 to the exchange.                                       50,000         50,000
                                                   -----------    -----------

                                                   $ 9,505,465    $18,960,930
                                                   -----------    -----------

     The pro forma adjustments necessary to reflect the pro forma consolidated income statements for the year ended March 31, 1996 and the three months ended June 30, 1996 are discussed below.

(i) To record the reduction in interest expense from the retirement of the Debentures.

(j)  To record interest expense at the rate of 14% on the Preferred Stock.

                               THE EXCHANGE OFFER

         Terms of the Exchange Offer

         The Company hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular and in the accompanying Letter of Transmittal, to exchange one Unit for each $1,000 principal amount of Debentures that is validly deposited and tendered and not withdrawn prior to the Expiration Date. Each Unit consists of: (i) 200 shares of Common Stock and (ii) such number of shares of Preferred Stock as shall have an aggregate value, on the basis of the Stated Value of $100 per share of Preferred Stock, equal to the difference between $1,000 and the aggregate market price for the 200 shares of Common Stock comprising a portion of the Unit, determined as of the Expiration Date. The market price per share of the Common Stock on the Expiration Date shall be equal to the average of the last reported bid and ask prices for the Common Stock on the Expiration Date as reported on the Electronic Bulletin Board on which the Common Stock currently trades. Interest accrued on the Debentures through the Expiration Date will be cancelled and disregarded for purposes of the Exchange Offer. Debentures which are tendered and accepted for exchange and which are not withdrawn as permitted will cease to accrue interest on the Expiration Date.

         The Exchange Offer is subject to a number of conditions. See "The Exchange Offer -- Conditions of the Exchange Offer." There is $22,050,000 aggregate principal amount of the Debentures outstanding. The Exchange Offer is being made for any and all Debentures and is not conditioned upon a minimum principal amount of the Debentures being tendered and not withdrawn. The Company reserves the right to terminate or amend the Exchange Offer at any time on or prior to the Expiration Date upon the occurrence of any of such conditions.

         The Exchange Offer expires at 5:00 p.m., New York time on November 20, 1996 unless the Company, in its sole discretion, extends the period of time which the Exchange Offer is open, in which event the "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended. Only Debentures validly deposited and tendered prior to the Expiration Date will be eligible for exchange. See "The Exchange Offer -- Extension of Exchange Offer Period; Termination; Amendments."

         Acceptance Not Mandatory

         Each holder of Debentures is free to exchange or not exchange such holder's Debentures pursuant to the Exchange Offer and may tender all or a portion of the principal amount of Debentures, in multiples of $1,000, so held by properly completing and delivering a Letter of Transmittal to the Company and by strictly complying with the exercise procedures set forth in the Notification accompanying the Letter of Transmittal and provided by CEDEL BANK, S.A. or EUROCLEAR, depending upon which facility maintains the account in which the holder's Debentures are registered. Holders of the Debentures not deposited and tendered for exchange pursuant to the Exchange Offer will continue to have all of the existing rights and preferences of the Debentures, including (i) the right to interest payments on the Debentures, (ii) the right to convert the Debentures into shares of Common Stock at $12.25 per share, subject to future adjustment upon the occurrence of certain events and (iii) certain anti-dilution protection provided in the Debentures. However, as previously stated herein, the Company has determined to make no further interest payments in respect of the Debentures which remain outstanding following the Expiration Date, notwithstanding that such failure shall continue to constitute an Event of Default.

         Procedure for Exchange

         Any holder of Debentures desiring to tender all or any portion of such holder's Debentures in the Exchange Offer must BOTH (i) complete and execute a Letter of Transmittal, and deliver the completed Letter of Transmittal to the Company at the address specified on the Letter of Transmittal and (ii) strictly comply with the exercise procedures described in the Notification accompanying the Letter of Transmittal and prepared by CEDEL BANK, S.A. and EUROCLEAR, depending upon which facility maintains the account in which the holder's Debentures are registered. Failure to comply with the exercise procedures set forth in the Notification, notwithstanding delivery of the Letter of Transmittal to the Company prior to the Expiration Date, will constitute a failure to make a valid tender. Similarly, failure to timely deliver the completed Letter of Transmittal to the Depositary prior to the Expiration Date, notwithstanding timely compliance with the exercise procedures in the Notification, will also constitute a failure to make a valid tender.

         No procedure, including provisions for notice of guaranteed delivery, is being made available to holders of Debentures who fail to timely deliver the Letter of Transmittal to the Company and/or fail to timely comply with the exercise procedures described in the Notification prior to the Expiration Date.

         By executing the Letter of Transmittal, a holder of Debentures who is participating in the Exchange Offer will also be authorizing CEDEL BANK, S.A. and EUROCLEAR to provide the Company with the name of such holder, the principal amount of Debentures tendered for exchange by such holder, the registered address of such holder and such other information as the Company may require to facilitate the issuance and delivery of the Common Stock and the Preferred Stock comprising the Units being issued in exchange for tendered Debentures.

         Holders of Debentures who are exchanging their Debentures are required under United States income tax law to provide the correct Taxpayer Identification Number on the Substitute Form W-9 which is included, together with instructions, in the Letter of Transmittal, or to certify on the Substitute Form W-9 that they are not subject to backup withholding. Failure to complete properly such information may result in the rejection of such holder's tender. Should such requirement be waived by the Company, failure to complete and return the Substitute Form W-9 may subject the holder to backup withholding on dividends on the Common Stock and Preferred Stock that might be payable in the future. Holders of Debentures who are non-resident alien individuals, foreign entities or exempt foreign persons must certify their foreign status by completing the Form W-8 which is included, together with instructions, in the Letter of Transmittal. Failure to complete and provide the Form W-8 may subject the holder to backup withholding.

         The method of delivery of the Letter of Transmittal and all other required documents is at the election and risk of the holder but if sent by mail, registered mail with return receipt requested, or overnight delivery service, properly insured, is recommended. Procedures to exercise the tender of Debentures are set forth in the Notification.

         The acceptance by a holder of Debentures of the Exchange Offer pursuant to one of the procedures set forth above will constitute a binding agreement between the holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal.

         All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders will be determined by the Company, in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders not in proper form or the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of Debentures. The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final. No tender of Debentures will be deemed to have been properly made until all defects and irregularities have been cured or waived. Neither the Company nor any other person shall be under any duty to give notification of any defects or irregularities in tenders, and none of them shall incur any liability for failure to give such annunciation.

         Withdrawal Rights

         Tenders of Debentures pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date, and unless theretofore accepted for exchange as provided in the Exchange Offer, may also be withdrawn after 11:59 P.M., New York City time, on December 19, 1996 (such date and time being the expiration of forty business days from the commencement of the Exchange Offer). If the Company extends the period of time during which the Exchange Offer is open, is delayed in accepting for exchange Debentures or is unable to accept for exchange or exchange Debentures for Units pursuant to the Exchange Offer for any reason, then, without prejudice to the Company's rights under the Exchange Offer, the Depositary may, on behalf of the Company, retain all Debentures tendered, and such Debentures may not be withdrawn except as otherwise provided hereunder, subject to Rule 13e-4(f)(5) under the Exchange Act, which provides that the issuer making the tender offer shall either pay the consideration offered, or return the tendered securities, promptly after the termination or withdrawal of the tender offer.

         To be effective, a written, telegraphic or telex transmission notice of withdrawal must be received by CEDEL BANK, S.A. or EUROCLEAR, depending upon which facility maintains the account in which the holder's Debentures were registered prior to the tender, on a timely basis at its address specified in the Notification. Any notice of withdrawal must specify the name of the person having tendered the Debentures to be withdrawn, the name(s) in which the Debentures are registered at CEDEL BANK, S.A. or EUROCLEAR, the account number and the principal amount of Debentures to be withdrawn. All questions as to validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. Withdrawals may not be rescinded, and any Debentures effectively withdrawn will be deemed not to have been duly deposited and tendered for purposes of the Exchange Offer. However, withdrawn Debentures may be retendered by following one of the procedures described in "The Exchange Offer -- Procedure for Exchange" at any time prior to the Expiration Date.

         None of the Company, the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.

         Acceptance of Debentures for Exchange

         Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Debentures validly deposited and tendered and not withdrawn will be made promptly after the Expiration Date. For purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Debentures when, as and if the Company has given oral or written notice thereof to the Depositary. Tendered Debentures not accepted for exchange by the Company because of an invalid tender, the termination of the Exchange Offer or for any other reason, will be returned without expense to the tendering holders as promptly as practicable following the expiration or termination of the Exchange Offer.

         The Common Stock and Preferred Stock comprising the Units to be issued in exchange for Debentures tendered pursuant to the Exchange Offer will be issued only in the name of the holder of the Debentures exchanged therefor, notwithstanding that the holder may have held the Debentures for the account of another as nominee, broker, financial intermediary or in another capacity, to insure compliance with the exemption under the United States securities laws under which the Exchange Offer is being made. Certificates representing the Common Stock and Preferred Stock will be delivered to the address of the tendering holders as provided in the Letter of Transmittal, only after receipt by the Depositary of instructions from CEDEL BANK, S.A. and EUROCLEAR as to the tender of the Debentures, receipt of properly completed and duly executed Letters of Transmittal (or facsimile thereof) and any other required documents.

         Conditions of the Exchange Offer

         Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange or exchange any Debentures tendered, and may terminate or amend the Exchange Offer or may postpone (subject to the requirements of the Exchange Act for prompt exchange or return of the Debentures) the acceptance for exchange of, and exchange of, Debentures tendered, if at any time on or after November 20, 1996 and before acceptance for exchange or exchange of any such Debentures

(whether or not any Debentures have theretofore been accepted for exchange or exchanged pursuant to the Exchange Offer) any of the following shall have occurred:

                  (i) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal which (a) challenges the making of the Exchange Offer, the acquisition of some or all of the Debentures pursuant to the Exchange Offer or otherwise relates in any manner to the Exchange Offer; or (b) in the Company's sole judgment, could materially affect the business, condition (financial or other), income, operations or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries or materially impair the Exchange Offer's contemplated benefits to the Company;

                  (ii) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Exchange Offer or the Company or any of its subsidiaries, by any court or any authority, agency or tribunal which, in the Company's sole judgment, would or might directly or indirectly (a) make the acceptance for exchange or exchange of some or all of the Debentures illegal or otherwise restrict or prohibit consummation of the Exchange Offer; (b) delay or restrict the ability of the Company, or render the Company unable, to accept for exchange or exchange for some or all of the Debentures for Units; (c) materially impair the contemplated benefits of the Exchange Offer to the Company; or (d) materially affect the business, condition (financial or other), income, operations or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries;

                  (iii) (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (c) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (d) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event which, in the Company's sole judgment, might affect, the extension of credit by banks or other lending institutions in the United States, (e) any significant change in the market price of the Common Stock, or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in the sole judgment of the Company, have a material adverse effect on the Company's business, operations or prospects or the trading in the Common Stock or the Exchange Offer's contemplated benefits to the Company or (f) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;

                  (iv) any tender or exchange offer with respect to some or all of the Common Stock or the Debentures (other than the Exchange Offer), or a merger, acquisition or other business combination proposal for the Company, shall have been proposed, announced or made by any person or entity;

                  (v) any change shall occur or be threatened in the business, condition (financial or other), income, operations, Common Stock ownership, or prospects of the Company and its subsidiaries, taken as a whole, which, in the sole judgment of the Company, is or may be material to the Company; or

                  (vi) (a) any person, entity or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) shall have acquired, or proposed to acquire, beneficial ownership of shares of Common Stock entitled to more than 5% of the aggregate votes entitled to be cast by all shares of Common Stock then outstanding (other than a person, entity or group which had publicly disclosed such ownership in a Schedule 13D or 13G (or an amendment thereto) on file with the Commission prior to October 21, 1996) or (ii) any new group shall have been formed which beneficially owns shares of Common Stock entitled to more than 5% of the aggregate votes entitled to be cast by all shares of Common Stock then outstanding;

and, in the sole opinion of the Company, in any such case and regardless of the circumstances (including any action or omission to act by the Company) giving rise to such condition, such event makes it inadvisable to proceed with the Exchange Offer or with such acceptance for exchange or exchange.

         The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances (including any action or inaction by the Company) giving rise to any such condition, and any such condition may be waived by the Company, in whole or in part, at any time and from time to time in its sole discretion. The Company's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding on all parties.

         Extension of Exchange Offer Period; Termination; Amendments

         The Company expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Exchange Offer is open by giving oral or written notice of such extension to the Depositary, CEDEL BANK, S.A. and EUROCLEAR. During any such extension, all Debentures previously tendered and not exchanged or withdrawn will remain subject to the Exchange Offer, except to the extent that such Debentures may be withdrawn as set forth in "The Exchange Offer -- Withdrawal Rights." The Company also expressly reserves the right, in its sole discretion, to terminate the Exchange Offer and not accept for exchange or exchange any Debentures not theretofore accepted for exchange or exchanged or, subject to applicable law, to postpone the exchange of Debentures for Units upon the occurrence of any of the conditions specified in "The Exchange Offer -- Conditions of the Exchange Offer" hereof by giving oral or written notice of such termination or postponement to the Depositary, CEDEL BANK, S.A. and EUROCLEAR and making a public announcement thereof. The Company's reservation of the right to delay exchange of Debentures which it has accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that the Company must pay the consideration offered or return Debentures tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law, the Company further reserves the right, in its sole discretion, to amend the Exchange Offer in any respect. Amendments to the Exchange Offer may be made at any time or from time to time effected by public announcement thereof, such announcement, in the case of any extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Any public announcement made pursuant to the Exchange Offer will be disseminated promptly to holders in a manner reasonably designed to inform holders of such change. Without limiting the manner in which the Company may choose to make a public announcement, except as required by applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by publication in a newspaper distributed in Luxembourg or, if not practicable, in one other leading English language daily newspaper with general circulation elsewhere in Europe.

         If the Company materially changes the terms of the Exchange Offer or the information concerning the Exchange Offer, the Company will extend the Exchange Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. These rules provide that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in consideration offered or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. The Securities and Exchange Commission has stated that as a general rule, it is of the view that an offer should remain open for a minimum of five business days from the date that notice of such a material change is first published, sent or given. If (i) the Company increases or decreases the consideration offered for the Debentures pursuant to the Exchange Offer and (ii) the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Exchange Offer will be extended until the expiration of such period of ten business days.

         Solicitation of Tenders; Fees

         The Company is making the Exchange Offer in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) thereof. The Company, therefore, has not retained, and will not pay any commission or other remuneration to, any broker, dealer, salesman or other person for soliciting tenders of the Debentures. However, regular employees of the Company (who will not be additionally compensated therefor) may solicit tenders and will answer inquiries concerning the Exchange Offer.